                                                                  EXHIBIT 4.2(c)

                               CINEMARK USA, INC.,


                          THE GUARANTORS PARTIES HERETO


                                       AND

               THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.
                                   AS TRUSTEE


                                -----------------


                          SECOND SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 11, 2003


                                       TO


                                    INDENTURE

                           DATED AS OF AUGUST 15, 1996


                                -----------------



         9-5/8% SERIES A AND SERIES B SENIOR SUBORDINATED NOTES DUE 2008

                          SECOND SUPPLEMENTAL INDENTURE

         THIS SECOND SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of February 11, 2003, is among Cinemark USA, Inc., a Texas corporation (the "COMPANY"), the subsidiary guarantors parties hereto (the "INITIAL GUARANTORS") and The Bank of New York Trust Company of Florida, N.A., as successor trustee to U.S. Trust Company of Texas, N.A. under the indenture referred to below (the "TRUSTEE").

                                    RECITALS

         A. The Company and the Trustee executed an indenture, dated as of August 15, 1996, as amended by that certain First Supplemental Indenture, dated June 26, 1997 and effective as of August 15, 1996 (as so amended, the "INDENTURE"), relating to the Company's $200,000,000 of 9-5/8% Series A and Series B Senior Subordinated Notes due 2008 (the "NOTES").

         B. Pursuant to Section 9.1(d) of the Indenture, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement the Indenture to make any change that would provide any additional rights or benefits to the Holders of the Notes.

         C. The Company desires and has requested the Trustee to enter into this Supplemental Indenture to add subsidiary guarantees as permitted by Section 9.1(d) of the Indenture.

         D. The Initial Guarantors desire to enter into this Supplemental Indenture in order to become Guarantors under the Indenture, as amended by this Supplemental Indenture.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, the Company, the Initial Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

                                  ARTICLE ONE

                       Amendments; Subsidiary Guarantees

         Section 1.1 Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         Section 1.2 Amendments to Indenture.

         (a) Section 1.1 of the Indenture is hereby amended to add the following terms and their respective definitions in proper alphabetical order:

         "Guarantors" means each Restricted Subsidiary of the Company that executes and delivers the Second Supplemental Indenture to this Indenture, dated as of February 11, 2003, as a guarantor and each other Restricted Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of this Indenture, and their respective successors and assigns, in each case unless and until released pursuant to the terms of this Indenture.

         "Subsidiary Guarantee" means the guarantee of the obligations of the Company under this Indenture and the Notes.

         (b) Section 1.1 of the Indenture is hereby amended to replace the existing definition of the term "Senior Indebtedness" with the following:

         "Senior Indebtedness" means (i) Indebtedness under the Credit Facility and (ii) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred provides that it is on a parity with or subordinated in right of payment to the Notes or the Subsidiary Guarantee, as the case may be. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (x) the Notes and any guarantees of the Notes, (y) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates or of any Guarantor to the Company or any of the Company's Subsidiaries or other Affiliates, or (z) any Indebtedness that is incurred in violation of the terms of this Indenture.

         (c) Section 4.6 of the Indenture is hereby amended to read in its entirety as follows:

         "Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted."

         (d) Section 4.7(a)(iii) of the Indenture is hereby amended by deleting the words "scheduled sinking fund payment, any Indebtedness of the Company that is pari passu with or subordinated in right of payment to the Notes, other than a Permitted Investment" and replacing them with the following:

         "scheduled sinking fund payment, any Indebtedness of the Company that is pari passu with or subordinated in right of payment to the Notes or any Indebtedness of a Guarantor that is subordinated in right of payment to any Subsidiary Guarantee, in each case other than a Permitted Investment".

         (e) Sections 4.7(b)(iii) and (iv) of the Indenture are hereby amended to read in their entirety as follows:

         "(iii) the prepayment, repayment, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness that is pari passu with or subordinated in right of payment to the Notes or that is subordinated in right of payment to any Subsidiary Guarantee, in exchange for, or out of the aggregate net proceeds of, a substantially concurrent issuance (other than to the

Company or a Restricted Subsidiary) of Capital Stock of the Company or a Restricted Subsidiary of the Company;"

         "(iv) the prepayment, repayment, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness that is pari passu with or subordinated in right of payment to the Notes or that is subordinated in right of payment to any Subsidiary Guarantee, in exchange for, or out of the aggregate net proceeds of, a substantially concurrent issuance (other than to the Company or a Restricted Subsidiary) of Indebtedness of the Company that is pari passu with or subordinated in right of payment to, the Notes or Indebtedness of a Guarantor that is subordinated in right of payment to any Subsidiary Guarantee, but only if the Weighted Average Life and period of time to Stated Maturity of such new Indebtedness are each greater than the Weighted Average Life and period of time to Stated Maturity of such retired Indebtedness; and".

         (f) Section 4.9(b)(iv) of the Indenture is hereby amended by deleting the words "of the Company" therefrom.

         (g) Section 4.10(a) of the Indenture is hereby amended by replacing the portion of the first sentence thereof that follows the words "except to the extent that" with the following:

         "such Net Proceeds have been applied either to (i) the permanent repayment of principal and interest on Senior Indebtedness of the Company or a Guarantor or Indebtedness of the Restricted Subsidiary of the Company that is not a Guarantor that made such Asset Disposition or to (ii) the purchase of assets or businesses in the same line of business as the Company and its Restricted Subsidiaries or assets incidental thereto."

         (h) Section 4.13 of the Indenture is hereby amended to read in its entirety as follows:

                  "The Company and the Guarantors will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company or the Guarantors, as the case may be, but senior in any respect in right of payment to the Notes or the Subsidiary Guarantees, as the case may be."

         (i) The Indenture is hereby amended by adding Section 4.17 entitled "Additional Subsidiary Guarantors" and which reads in its entirety as follows:

         "The Company shall cause its Restricted Subsidiaries to comply with
Section 12.6 of this Indenture."

         (j) Section 6.1 of the Indenture is hereby amended as follows:

             (i)      by deleting the word "or" at the end of paragraph (f);

             (ii) by deleting the "." at the end of paragraph (g) and inserting "; or" in place thereof; and

             (iii)    by adding a new paragraph (h) as follows:

                  "(h) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee."

         (k) Section 6.2 of the Indenture is hereby amended by replacing the reference in the first sentence thereof to "clauses (a), (b), (c), (d) or (g)" with the following:

         "clauses (a), (b), (c), (d), (g) or (h)".

         (l) Section 8.2 of the Indenture is hereby amended to read in its entirety as follows:

                  "Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes and this Indenture and the Guarantors shall be deemed to have been discharged from their obligations with respect to this Indenture, subject to the satisfaction of the conditions set forth in
         Section 8.4 hereof, on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.6 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged pursuant to this Indenture: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, and premium, if any, and interest on, such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and (d) this Article 8. Subject to compliance with this
         Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof."

         (m) Section 8.3 of the Indenture is hereby amended by replacing the first sentence thereof with the following:

                  "Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, and subject to the satisfaction of the conditions set forth in Section 8.4 hereof, the Company and the Guarantors shall be released from their obligations under the covenants contained in Sections 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13,
         4.14, 4.15, 4.16, 4.17, 5.1, and 5.2 and Article 12 on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes)."

         (n) Section 8.5 of the Indenture is hereby amended by replacing the proviso at the end of such section with the following:

                  "provided that the Company or any Guarantor's obligations with respect to the payment of principal, premium, if any, and interest will not terminate until the same shall apply the moneys so deposited to the payment to the Holders of Notes of all sums due and to become due thereon."

         (o) Section 8.8 of the Indenture is hereby amended to read in its entirety as follows:

                  If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with
          Section 8.2, 8.3 or 8.5 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes, and any Guarantor's obligations under this Indenture, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2,
          8.3 or 8.5 hereof until such time as the Trustee or Paying Agent is permitted to apply all such assets in accordance with Section 8.2, 8.3 or 8.5 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, or premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

         (p) Section 9.1 of the Indenture is hereby amended as follows:

                           (i) by replacing the introductory sentence to read
                  as follows:

                           "Notwithstanding Section 9.2 of this Indenture, the
                  Company, the Guarantors and the Trustee may amend or supplement this Indenture without the consent of any Holder:";

                           (ii) by amending paragraph (c) to read in its
                  entirety as follows:

                           "to provide for the assumption of the Company's or a
                  Guarantor's obligations to the Holders of Notes in the case of a merger or consolidation;";

                           (iii) by deleting the word "or" at the end of
                  paragraph (d);

                           (iv) by deleting the "." at the end of paragraph (e)
                  and inserting "; or" in place thereof;

                           (v) by adding a new paragraph (f) as follows:

                                    "(f) to add additional Guarantors with
                           respect to the Notes."; and

                           (vi) by deleting the words "the Trustee shall join
                  with the Company" in the last paragraph thereof and replacing such words with the following:

                           "the Trustee shall join with the Company and the
                  Guarantors".

         (q) Section 9.2 of the Indenture is hereby amended as follows:

                           (i) by deleting the words "the Trustee shall join
                  with the Company" in the second paragraph thereof and replacing such words with the following:

                           "the Trustee shall join with the Company and the
                  Guarantors";

                           (ii) by deleting the words "compliance in a
                  particular instance by the Company" in the fourth paragraph thereof and replacing such words with the following:

                           "compliance in a particular instance by the Company
                  or the Guarantors";

                           (iii) by deleting the word "or" at the end of clause
                  (g);

                           (iv) by adding a new clause (h) as follows:

                                    "(h) release any Guarantor from any of its
                           obligations under this Indenture, except in accordance with the terms of this Indenture; or"; and

                  (v) by redesignating clause (h) as clause (i).

         (r) Section 9.4 of the Indenture is hereby amended by replacing the reference in the last paragraph thereof to "clauses (a) through (h)" with the following:

         "clauses (a) through (i)".

         (s) Article 10 of the Indenture is hereby amended by replacing all references to "Senior Indebtedness" contained therein with "Senior Indebtedness of the Company".

         (t) Section 11.2 of the Indenture is hereby amended as follows:

                           (i) the Company's contact information is hereby
                  revised to read as follows:

                           Cinemark USA, Inc.
                           3900 Dallas Parkway
                           Suite 500
                           Plano, Texas 75093
                           Phone No.: (972) 665-1000
                           Telecopier No.: (972) 665-1004
                           Attention:  General Counsel;


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

                           (ii) the Trustee's contact information is hereby
                  revised to read as follows:

                           The Bank of New York Trust Company of Florida, N.A. 600 North Pearl Street
                           Suite 420
                           Dallas, Texas 75201
                           Phone No.: (214) 880-8234
                           Telecopier No.:  (214) 880-8241
                           Attention:  Patrick T. Giordano, Vice President;

                           (iii) by adding the following after the provision for
                  copies to Akin, Gump, Strauss, Hauer & Feld, L.L.P.:

                           "If to any Guarantor: c/o the Company, at the address
                  noted above, with a copy as noted."; and

                           (iv) by replacing the second paragraph thereof with
                  the following:

                           "The Company, any Guarantor or the Trustee, by notice
                  to the other, may designate additional or different addresses for subsequent notices or communications."

         (u) Section 11.7 of the Indenture is hereby revised to read in its entirety as follows:

         "No past, present or future director, officer, employee, agent, manager, incorporator, stockholder or other Affiliate of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under any of the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes."

         (v) Section 11.10 of the Indenture is hereby revised to read in its entirety as follows:

         "This Indenture shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns, except that the Company may not assign this Indenture or its obligations hereunder except as expressly permitted by Sections 5.1 and 5.2 and each of the Guarantors may not assign this Indenture, the Subsidiary Guarantee or its obligations hereunder except as expressly permitted by Section 12.4. Without limiting the generality of the foregoing, this Indenture shall inure to the benefit of all Holders from time to time. Except as set forth in Article 10 and Section 12.2, nothing expressed or mentioned in this Indenture is intended or shall be construed to give any Person, other than the parties hereto, their respective successors and assigns, and the Holders, any legal or equitable right, remedy or claim under or in respect of this Indenture or any provision herein contained."

         (w) The following is hereby added as Article 12 of the Indenture:





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                                   ARTICLE 12
                              SUBSIDIARY GUARANTEES

SECTION 12.1 GUARANTEE.

         Subject to this Article 12, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this Subsidiary Guarantee is a general unsecured obligation of such Guarantor and it is a guarantee of payment and not a guarantee of collection.

         The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or a Guarantor either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event

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of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

SECTION 12.2 SUBORDINATION OF SUBSIDIARY GUARANTEE.

         The Obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 12 shall be junior and subordinated in right of payment to the prior payment in full of all the obligations of such Guarantor under its Senior Indebtedness (including any guarantees constituting Senior Indebtedness and any Designated Senior Indebtedness of such Guarantor) on the same basis as the Notes are junior and subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

SECTION 12.3 LIMITATION ON GUARANTOR LIABILITY.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to such maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 12.4 GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         Except as otherwise provided in Section 12.6, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless either:

         (a) subject to Section 12.6 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) assumes all the obligations of that Guarantor under the Notes and this Indenture (including its Subsidiary Guarantee) on the terms set forth herein or therein pursuant to a supplemental indenture in the form of Exhibit C attached hereto; or

         (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.

         In case of any such consolidation, merger, sale or other disposition and upon the assumption by the successor Person, by supplemental indenture in the form of Exhibit C attached hereto, executed and delivered to the Trustee, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the Second Supplemental Indenture to this Indenture.

         Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 12.5 RELEASES OF SUBSIDIARY GUARANTEE.

         The Subsidiary Guarantee of a Guarantor will be released and the Guarantor will be relieved of any obligations under the Notes and this
Indenture:

         (a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with Section 4.10;

         (b) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale complies with Section 4.10;

         (c) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

         (d) upon the release, termination or satisfaction of the Guarantor's guarantee or assumption of certain other Indebtedness under Section 12.6 of this Indenture.

         Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel together to the effect that all conditions precedent set forth in this Section 12.5 to the release of the Subsidiary Guarantee of a Guarantor have been satisfied, to the extent such conditions can be satisfied as of such date, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

         Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 12.

SECTION 12.6 ADDITIONAL SUBSIDIARY GUARANTEES.

         If any Restricted Subsidiary of the Company that is not a Guarantor (the "NEW GUARANTOR") guarantees, assumes or in any other manner becomes liable with respect to Indebtedness of the Company or any Guarantor (the "OTHER INDEBTEDNESS"), then the New Guarantor shall, within ten business days of the date of the New Guarantor's guarantee or assumption of the Other Indebtedness, execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C attached hereto pursuant to which the New Guarantor shall become a Guarantor and guarantee the obligations of the Company under this Indenture and the Notes. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such New Guarantor, and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer or other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, and other customary exceptions, such New Guarantor's Subsidiary Guarantee is a legal, valid and binding obligation of such New Guarantor, enforceable against such New Guarantor in accordance with its terms and as to such other matters as the Trustee may reasonably request. Upon the release, termination or satisfaction of the New Guarantor's guarantee or assumption of the Other Indebtedness, the New Guarantor's Subsidiary Guarantee shall automatically be released and terminated. Upon request of the New Guarantor, the Trustee will provide written evidence of such release and termination.

         (x) The Indenture is hereby amended by adding Exhibit C attached hereto and entitled "Form of Supplemental Indenture" as Exhibit C to the Indenture.

         Section 1.3 Amendments to Exhibit A to the Indenture.

         Exhibit A to the Indenture is hereby amended as follows:

         (a) Paragraph 4 of the form of Note is hereby amended by replacing the reference to "Senior Indebtedness (as defined in the Indenture)" contained therein with "Senior Indebtedness (as defined in the Indenture) of the Company".

         (b) the contact information in Paragraph 21 of the form of Note is hereby amended to read in its entirety as follows:

                  Cinemark USA, Inc.
                  3900 Dallas Parkway
                  Suite 500
                  Plano, Texas 75093
                  Phone No.: (972) 665-1000
                  Telecopier No.: (972) 665-1004
                  Attention:  General Counsel.

         (c) The following is added to the form of Note as Paragraph 22:

         22. SUBSIDIARY GUARANTEES. The payment of principal of, premium, if any, and interest on the Notes are unconditionally guaranteed, jointly and severally, on a senior subordinated basis by the Guarantors. The Indenture does not require all Subsidiaries of the Company to be Guarantors, and provides for the release of certain Guarantors under certain circumstances.

         Section  1.4 Agreement to Guarantee.

         Each of the Initial Guarantors hereby, jointly and severally with all the other Guarantors, unconditionally guarantees the Company's obligations under the Notes and the Indenture as amended and supplemented by this Supplemental Indenture and as such may be further amended or supplemented from time to time (the "AMENDED INDENTURE") on the terms and subject to the conditions set forth in Article 12 of the Amended Indenture and agrees to be bound by all other applicable provisions of the Amended Indenture and the Notes.

                                   ARTICLE TWO

                            Miscellaneous Provisions

         Section 2.1 Counterparts. This Supplemental Indenture may be signed in counterparts and by the different parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         Section 2.2 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 2.3 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 2.4 Successors and Assigns. All the covenants, stipulations, promises and agreements in this Supplemental Indenture by or on behalf of each of the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

         Section 2.5 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

         Section 2.6 Effect of Supplemental Indenture. Except as amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

         Section 2.7 Trustee. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Initial Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and Initial Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company, the Initial Guarantors or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

         Section 2.8 Effectiveness. This Supplemental Indenture shall become effective, once executed, upon receipt by the Trustee of a certificate of the appropriate officers of the Company and an Opinion of Counsel (as defined in the Indenture), each of which shall be dated no earlier than the date hereof.


                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Indenture as of the date first above written.

                                   CINEMARK USA, INC.
                                   SUNNYMEAD CINEMA CORP.
                                   CINEMARK MEXICO (USA), INC
                                   CINEMARK INVESTMENTS CORPORATION
                                   CINEMARK LEASING COMPANY
                                   CINEMARK PARADISO, INC.
                                   CINEMARK PARTNERS I, INC.
                                   CINEMARK PROPERTIES, INC.
                                   MISSOURI CITY CENTRAL 6, INC.
                                   MULTIPLEX SERVICES, INC.
                                   TRANS TEXAS CINEMA, INC.
                                   CINEMARK, L.L.C.


                                   By: /s/ MICHAEL D. CAVALIER
                                      -----------------------------------------
                                      Name:  Michael D. Cavalier
                                      Title: Vice President-General Counsel



                                   CNMK INVESTMENTS, INC.
                                   MULTIPLEX PROPERTIES, INC.
                                   CNMK DELAWARE INVESTMENTS I, L.L.C.
                                   CNMK DELAWARE INVESTMENTS II, L.L.C.


                                   By: /s/ ANDREW PANACCIONE
                                      -----------------------------------------
                                      Name:  Andrew Panaccione
                                      Title: Secretary



                                   CNMK DELAWARE INVESTMENT
                                   PROPERTIES, LTD., by CNMK Delaware
                                   Investments I, L.L.C., its general partner


                                   By: /s/ ANDREW PANACCIONE
                                      -----------------------------------------
                                      Name:  Andrew Panaccione
                                      Title: Secretary

                               LAREDO THEATRE, LTD.,
                               by CNMK TEXAS PROPERTIES, LTD., its
                               general partner,

                               by Sunnymead Cinema Corp., the general partner of CNMK Texas Properties, Ltd.,


                               By: /s/ MICHAEL D. CAVALIER
                                  ---------------------------------------------
                                  Name:  Michael D. Cavalier
                                  Title: Vice President-General Counsel



                               CNMK TEXAS PROPERTIES, LTD.

                               by Sunnymead Cinema Corp., its general partner,


                               By: /s/ MICHAEL D. CAVALIER
                                  ---------------------------------------------
                                  Name:  Michael D. Cavalier
                                  Title: Vice President-General Counsel



                               THE BANK OF NEW YORK TRUST COMPANY
                               OF FLORIDA, N.A., as Trustee


                               By: /s/ PATRICK T. GIORDANO
                                  ---------------------------------------------
                                  Name:  Patrick T. Giordano
                                  Title: Vice President

                                    EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of ____________, 20__, among [GUARANTOR] (the "New Guarantor"), a subsidiary of Cinemark USA, Inc. (or its successor), a Texas corporation (the "Company"), and The Bank of New York Trust Company of Florida, N.A., as trustee under the indenture referred to below (the "Trustee").

                                  WITNESSETH :

         WHEREAS the Company, the guarantors parties thereto and the Trustee are parties to that certain Indenture (as amended and supplemented to the date hereof, and as such may be further amended or supplemented from time to time, the "Indenture") dated as of August 15, 1996, providing for the issuance of $200,000,000 of the Company's 9-5/8% Series A and Series B Senior Subordinated Notes due 2008 (the "Notes");

         WHEREAS Sections 4.17 and 12.6 of the Indenture provide that the Company shall cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Notes and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

         WHEREAS pursuant to Section 9.1 of the Indenture, the Trustee, the Company and the New Guarantor are authorized to execute and deliver this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Agreement to Guarantee. The New Guarantor hereby, jointly and severally with all the other Guarantors, unconditionally guarantees the Company's obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 12 of the Indenture and agrees to be bound by all other applicable provisions of the Indenture and the Notes.

         2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                  [NEW GUARANTOR]


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  CINEMARK USA, INC.


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  THE BANK OF NEW YORK TRUST COMPANY OF
                                  FLORIDA, N.A., as Trustee


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:



                                       C-2